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                                     AVIRON
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            NONSTATUTORY STOCK OPTION


_________________________, Optionee:


     Aviron (the "Company"), pursuant to its 1996 Non-Employee Directors' Stock Option Plan (the "Plan") has on __________________, 19___ granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for Non-Employee Directors (as defined in the Plan).

     The details of your option are as follows:

     1.   The total number of shares of Common Stock subject to this option is
____________________ (        ).

     2. The exercise price of this option is _________________________ ($________) per share, such amount being equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this option.

     3. Subject to the limitations contained herein, this option shall become exercisable (i.e., vest) in installments over a period of three (3) years from the date of grant, commencing on the date one (1) year after the date of grant of the option, with thirty-three percent (33%) becoming exercisable one (1) year after the date of the grant, thirty-four percent (34%) becoming exercisable two
(2) years after the date of grant and the remaining thirty-three percent (33%) becoming exercisable three (3) years after the date of grant; provided that you have, during the entire period from the grant date to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate (as defined in the Plan), whereupon this option shall become fully exercisable with respect to that portion of the shares represented by that installment.

     4. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

          (b) You may elect to pay the exercise price under one of the following alternatives:

            (i) Payment of the exercise price per share in cash at the time of exercise;


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           (ii)     Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise; or

          (iii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock.

           (iv) Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

          (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option.

     5. The term of this option is ten (10) years measured from the grant date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

     6. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     7. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     Dated the ____ day of _________________, 19__.


                                             Very truly yours,

                                             AVIRON


                                             By:_____________________________
                                                  Duly authorized on behalf
                                                  of the Board of Directors

ATTACHMENTS:

1996 Non-Employee Directors' Stock Option Plan


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The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan;

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company, and (ii) the following agreements only:


          NONE:     _____________
                    (Initial)

          OTHER:    ___________________________________
                    ___________________________________
                    ___________________________________




                              _________________________________________________
                                   Optionee


                    Address:  __________________________________________________

                              __________________________________________________


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                               NOTICE OF EXERCISE




Aviron
297 North Bernardo Avenue
Mountain View, CA 94043


                                           Date of Exercise:



Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


     Type of option:               Nonstatutory

     Stock option dated:           ____________

     Number of shares as
     to which option is
     exercised:                    _____________

     Certificates to be
     issued in name of:            _____________

     Total exercise price:         $____________

     Cash payment delivered
     herewith:                     $____________

     Value of ______ shares
     of common stock delivered
     herewith (1)                  $____________


---------------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.


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     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1996 Non-Employee Directors' Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

     I acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting any restrictions pursuant to the Company's Certificate of Incorporation, Bylaws and/or applicable securities laws.


                                   Very truly yours,



                                   __________________________________


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